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                                                                   EXHIBIT 10(H)







                         FIRST CHICAGO NBD CORPORATION

                   SUPPLEMENTAL SAVINGS AND INVESTMENT PLAN


                 (As Amended and Restated Effective January 1, 1997)
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           In exercise of the authority delegated to the undersigned by the
Organization, Compensation and Nominating Committee of the Board of Directors of First Chicago NBD Corporation, the undersigned has caused the attached document, FIRST CHICAGO NBD CORPORATION SUPPLEMENTAL SAVINGS AND INVESTMENT PLAN (As Amended and Restated Effective January 1, 1997), to be executed this ___ day of ________________________________, 1998.



                                    FIRST CHICAGO NBD CORPORATION



                                    By: /s/ Timothy P. Moen
                                       ----------------------------------
                                            Timothy P. Moen
                                            Executive Vice President

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                  FIRST CHICAGO NBD CORPORATION SUPPLEMENTAL SAVINGS
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                                 AND INVESTMENT PLAN
                                 -------------------
                 (As Amended and Restated Effective January 1, 1997)



          1.         Purpose.  The purpose of the First Chicago NBD Corporation
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Supplemental Savings and Investment Plan ("Supplemental Plan") is to provide supplemental benefits to certain employees described in Section 3 below of First Chicago NBD Corporation (the "Corporation") and of its subsidiaries and related entities (each an "Employer"; collectively, the "Employers") who are participants in the First Chicago NBD Corporation Savings and Investment Plan ("SIP") and whose ability to make contributions to the SIP is limited by operation of Section 401(a)(17), 401(k)(3), 401(m), 402(g) or 415 of the
Internal Revenue Code of 1986, as amended (the "Code") (which Code Sections, as used in this Supplemental Plan, shall include any comparable section or sections of any future legislation that amend, supplement or supersede those sections). This Supplemental Plan is an amendment and restatement of the First Chicago Corporation Supplemental Savings Incentive Plan ("FCC Supplemental Plan"). The rights and benefits of any participant in the FCC Supplemental Plan whose employment terminated prior to January 1, 1997 will be governed by the FCC Supplemental Plan as in effect on the date of the participant's termination of employment.

          2.         Definitions.  Unless the context clearly implies or
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indicates the contrary, a word, term or phrase used or defined in the SIP is similarly used or defined in the Supplemental Plan. The masculine pronoun whenever used herein is deemed to include the feminine and the singular shall be deemed to include the plural whenever the context requires.

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          3.         Eligibility.  A participant in the FCC Supplemental Plan on
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December 31, 1996, who remains employed by an Employer on January 1, 1997 shall become a participant hereunder, and his account under the FCC Supplemental Plan shall be transferred to and subject to the terms of the Supplemental Plan. Each other individual who, on or after January 1, 1997, is a participant in the SIP and whose contributions thereto are limited because of the application of
Section 401(a)(17), 401(k)(3), 401(m), 402(g) or 415 of the Code shall be eligible to participate in the Supplemental Plan.

          4.         Participation.  An individual eligible to participate
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pursuant to Section 3 above shall participate in the Supplemental Plan automatically pursuant to his election under the SIP and shall participate in the same manner with the same rights and under the same terms and conditions as his participation under the SIP, except as may otherwise be prescribed herein. The Committee shall notify each participant of his automatic participation.

          5.         Supplemental Benefit.  An allocation shall be made to the
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Supplemental Plan account of a participant whenever the amount of Before-Tax
Contributions and/or Matching Contributions that would have been made to the SIP on his behalf are limited by operation of Section 401(a)(17), 401(k)(3), 401(m), 402(g) or 415 of the Code. Such allocation shall equal the amount of Before-Tax Contributions and/or Matching Contributions that are so limited, adjusted for the investment results attributable to such contributions had such contributions been invested in the Investment Funds in the same manner and proportions as contributions made on his behalf to the SIP were invested under the SIP.

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          6.         Distribution of Account Balances; Normal Form.  Except as
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provided in Sections 7, 8, 9 or 10 below, a participant's account hereunder shall be distributed in cash in one lump sum payment as soon as practicable after a participant's termination of employment, for participant's whose employment terminates before August 1, 1998; or the close of the calendar year in which the participant's termination of employment occurs, for participants whose employment terminates on or after August 1, 1998.

          7.         Optional Forms of Payment.  Instead of a lump sum payment
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under Section 6 above, a participant whose account balance exceeds $5,000 (or such larger amount established by the Committee from time to time), by making a written election prior to the date his employment terminates in accordance with rules established by the Committee, may have his account under the Supplemental
Plan: (i) paid in the form of annual or more frequent installments over a period not less than three nor more than fifteen years, commencing as soon as practicable after the close of the calendar year in which the participant's termination of employment occurs; or (ii) transferred as soon as practicable following his termination of employment to the First Chicago NBD Corporation Deferred Compensation Plan, provided that he has attained age 55 and completed at least fifteen Years of Service on the date his employment terminates and. has satisfied requirements established by the Committee as to minimum account balances. The Committee shall have complete discretion to establish, change or eliminate forms of distribution and rules pertaining to the election and timing of such distributions.

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          8.         Survivor's Benefits.  In the case of a participant's death
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before distribution of his entire account balance under the Supplemental Plan, any remaining account balance will be distributed to the participant's Designated Beneficiary (or to the participant's estate if he has no Designated Beneficiary) in a lump sum as soon as practicable following the participant's death.

          9.         Disability Distribution.   A participant who is disabled,
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within the meaning of Code Section 401(k)(2)(B), may elect an immediate distribution of his account balance under the Supplemental Plan.

          10.        Change of Control.  In the event of a "Change of Control"
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of the Corporation, as defined in the First Chicago NBD Corporation Stock
Performance Plan, a participant shall have his account balance distributed to him in cash in a lump sum (whether or not his employment has terminated) as soon as practicable following such Change of Control. Notwithstanding the foregoing, the actions or transactions contemplated by and effectuated in connection with the agreement and Plan of Reorganization by and between BANC ONE CORPORATION and the Corporation shall not require the Corporation to make any in-service distribution to any participant.

          11.        No Right to Withdrawal or Loans During Employment.  Except
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as provided in Sections 9 and 10 above, a participant hereunder shall have no right to receive any form of distribution, including withdrawals or loans, from the Supplemental Plan while he is employed by an Employer.

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          12.        Administration.  The Supplemental Plan shall be
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administered by the Committee in its sole and absolute discretion, and its decision on any matter involving the administration and interpretation of the Supplemental Plan (including, without limitation, all questions of eligibility to participate in the Supplemental Plan, the right of any individual to receive Supplemental Plan benefits and the amount and/or form of such benefits) shall be final and binding on all parties; provided, however, that a Committee member may not take any action with respect to any benefits payable to him under the Supplemental Plan unless he could take such action even if he were not a Committee member.

          13.        Prohibition of Alienation.  Except as to a payment required
                     -------------------------
under a qualified domestic relations order, as defined in Section 414(p) of the Code, benefits under the Supplemental Plan may not be anticipated, alienated, assigned or encumbered and any attempt to do so shall be void.

          14.        Records.  All records held by the Corporation's Human
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Resources Department with respect to an employee shall be binding upon everyone for purposes of the Supplemental Plan.

          15.        Amendment and Termination.  The Corporation, action by the
                     -------------------------
Organization, Compensation and Nominating Committee of the Board of Directors or by anyone authorized by the Board of Directors, may amend or terminate the Supplemental Plan in whole or in part at any time, retroactively or prospectively; provided, however, that, except as may otherwise be required by law, no such amendment to or termination of the Supplemental Plan

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shall reduce the amount of the benefit to which a participant (or his Designated
Beneficiary) is entitled under the Supplemental Plan as of the date of such amendment or termination.

          16.        Financing of Supplemental Plan Benefits.  Any benefits
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payable to a participant under the Supplemental Plan shall be financed from the general assets of his Employer, and no participant, or group of participants, shall acquire any claim upon any specific asset of an Employer solely by reason of his being a participant in the Supplemental Plan. Notwithstanding the foregoing, the provisions of this section shall not prohibit the Corporation from transferring assets to a grantor trust for the purpose of providing the benefits described hereunder, which grantor trust shall remain subject to the claims of the Corporation's creditors.

          17.        Benefits Intended for Select Group of Management or Highly
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Compensated Employees.  This Supplemental Plan is intended to be maintained
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primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and shall be interpreted and administered accordingly.

          18.        Controlling Laws.  To the extent not superseded by Federal
                     ----------------
law, the internal laws of Illinois (and not its laws of conflicts) shall be controlling in all matters relating to the Supplemental Plan.

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